News Release

April 28, 2005	Page 1 of 3

NEWELL RUBBERMAID REPORTS
FIRST QUARTER 2005 RESULTS

Net Income From Continuing Operations of $0.32 Per Share Exceeds
Company Estimates

Cash From Operations Improves $62 Million

ATLANTA, April 28, 2005 — Reflecting improved pricing discipline and productivity,
Newell Rubbermaid Inc. (NYSE: NWL) today reported net income from continuing operations of $86.9 million, or $0.32 per share, for the first quarter ended March 31, 2005, compared to $33.6 million, or $0.12 per share, reported for the first quarter 2004. Net income from continuing operations for the first quarter 2005 included a tax benefit of $58.6 million, or $0.21 per share, offset by planned restructuring and related charges of $23.5 million, or $0.06 per share. Excluding charges primarily related to the company’s previously announced restructuring program, net income from continuing operations for the first quarter of 2004 was $50.7 million, or $0.18 per share. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.

Joe Galli, chief executive officer of Newell Rubbermaid, said, “Our continued success this quarter in maintaining pricing discipline and achieving productivity gains enabled us to manage through record raw-material inflation to deliver on our earnings commitment.”

Net sales in the first quarter 2005 were $1.39 billion, compared to $1.49 billion in the first quarter 2004, a decrease of 6.5%. Net sales reflected a favorable pricing impact of 2.0% and a foreign currency benefit of 1.6%. These were offset by a core sales decline of 6.1%, primarily driven by the negative volume impact of price increases in Rubbermaid Home Products, and an additional 4.0% resulting from the planned exit of certain low-margin product lines.

“We remain committed to taking the necessary steps to counteract the anticipated continued high prices for raw materials,” said Galli. “As we look ahead, we will continue to make strategic investments in our high-margin, high-potential businesses to support our long-term growth initiatives fueled by new products, like our new Sharpie® Mini, a miniature version of the classic Sharpie® fine point permanent marker which launches with an integrated national marketing campaign early May.”

Gross margin increased to 27.2% in the first quarter 2005 from 27.1% in the first quarter 2004. Excluding charges, gross margin was 27.4% in the first quarter 2004. The company’s favorable pricing and productivity savings significantly offset raw material inflation of approximately $51 million.

Net cash from operating activities rose $62.2 million in the first quarter 2005 to $55.5 million driven by increased earnings and improved working capital management, compared to a use of $6.7 million in the first quarter 2004. Capital expenditures in the first quarter 2005 were $23.1 million compared to $36.6 million in the first quarter 2004, reflecting the company’s on-going

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

April 28, 2005	Page 2 of 3

efforts to reduce manufacturing overhead. The company continued to pay a strong dividend in the quarter of $58.0 million, or $0.21 per share.

During the first quarter 2005, the company recorded a net loss from discontinued operations of $50.3 million related to the company’s previously announced agreement for the intended sale of its European Curver business.

Outlook

The company continues to expect diluted earnings per share from continuing operations for the full year 2005 to be in the range of $1.38 to $1.48. Driven by the company’s strategic decision to exit $200 million in annual revenue of low-margin product lines and the volume impact related to its pricing strategy, the company now expects internal sales to decline in the range of 1% to 3% for the full year 2005. This outlook does not include total non-cash and operating losses now expected to be in the range of $60 to $80 million for the full year, which includes the $50.3 million net loss recorded in the first quarter, related to the company’s previously announced agreement for the intended sale of its European Curver business, which will be reported as discontinued operations.

The company continues to expect 2005 net cash from operating activities to be in the range of $625 to $675 million. Expenditures for property, plant and equipment are expected to be in the range of $125 to $150 million and dividends are expected to be approximately $230 million for the full year 2005.

For the second quarter 2005, the company expects internal sales to decline in the range of 1% to 3% and diluted earnings per share from continuing operations to be in the range of $0.28 to $0.32.

Conference Call

The company’s first quarter 2005 earnings conference call is scheduled for today, April 28, 2005, at 9:30 a.m. ET. Those interested in participating should call (800) 869-2139 or internationally at (719) 867-0347 and provide the conference code 997951. The company’s call will also be web cast. To listen to the web cast, use the link provided under the Investor Relations Home Page on Newell Rubbermaid’s website at www.newellrubbermaid.com.

A replay will be available approximately two hours after the call concludes through May 27, 2005, and may be accessed domestically at (888) 203-1112 or internationally at (719) 457-0820. Conference call confirmation code 997951 is required to access the replay.

Caution Concerning Forward-Looking Statements

The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about internal sales, income/(loss), earnings per share, capital expenditures, cash flow, dividends, restructuring, impairment and other charges, potential losses on divestiture, costs and cost

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

April 28, 2005	Page 3 of 3

savings and management’s plans, projections and objectives for future operations and performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials used by the company; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to improve productivity and streamline operations; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations and those factors listed in the company’s 2004 Form 10-K, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

About the Company

Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2004 sales of $6.6 billion and a powerful brand family including Sharpie®, Paper Mate®, Parker®, Waterman®, Rubbermaid®, Calphalon®, Little Tikes®, Graco®, Levolor®, BernzOmatic®, VISE-GRIP®, IRWIN® and LENOX®. The company is headquartered in Atlanta, Ga., and has over 31,000 employees worldwide.

This press release and additional financial information about the company’s first quarter 2005 results are available on the company’s web site at www.newellrubbermaid.com.

# # #

Newell Rubbermaid Inc.
Atlanta, GA

Securities Listed
NYSE
Common Stock
(Symbol: NWL)

www.newellrubbermaid.com

Jesse Herron
Vice President, Investor Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Susan Masten
Director, Public Relations
10B Glenlake Parkway, Suite 600
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF
OPERATIONS (UNAUDITED)
(in millions, except per share data)

Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended March 31,
	2005			2004
	As Reported	Charges(1)	Excl. Charges	As Reported	Charges(2)	Excl. Charges	% Change
Net sales	$1,393.6		$1,393.6	$1,490.8		$1,490.8	(6.5)%
Cost of products sold	1,014.7	—	1,014.7	1,086.4	(3.9)	1,082.5

GROSS MARGIN	378.9	—	378.9	404.4	3.9	408.3	(7.2)%
% of sales	27.2%		27.2%	27.1%		27.4%

Selling, general & administrative expense	304.0	—	304.0	299.8	(0.1)	299.7	1.4%
% of sales	21.8%		21.8%	20.1%		20.1%

Restructuring costs	6.2	—	6.2	21.6	(21.6)	—

OPERATING INCOME	68.7	—	68.7	83.0	25.6	108.6	(36.7)%
% of sales	4.9%		4.9%	5.6%		7.3%

Nonoperating expenses:
Interest expense, net	30.8	—	30.8	30.9	—	30.9
Other	(2.3)	—	(2.3)	2.3	—	2.3

	28.5	—	28.5	33.2	—	33.2	(14.2)%

INCOME BEFORE INCOME TAXES	40.2	—	40.2	49.8	25.6	75.4	(46.7)%
% of sales	2.9%		2.9%	3.3%		5.1%

Income taxes	(46.7)	—	(46.7)	16.2	8.5	24.7	(289.1)%
Effective rate	(116.2)%		(116.2)%	32.5%		32.8%

INCOME FROM CONTINUING OPERATIONS	86.9	—	86.9	33.6	17.1	50.7	71.4%
% of sales	6.2%		6.2%	2.3%		3.4%

Discontinued operations, net of tax:
Net loss	(50.3)	50.3	—	(108.5)	108.5	—

NET INCOME (LOSS)	$36.6	$50.3	$86.9	$(74.9)	$125.6	$50.7	71.4%

% of sales	2.6%		6.2%	(5.0)%		3.4%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.32	$—	$0.32	$0.12	$0.06	$0.18
Diluted	$0.32	$—	$0.32	$0.12	$0.06	$0.18

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.18)	$0.18	$—	$(0.40)	$0.40	$—
Diluted	$(0.18)	$0.18	$—	$(0.40)	$0.40	$—

EARNINGS (LOSS) PER SHARE:
Basic	$0.13	$0.18	$0.32	$(0.27)	$0.46	$0.18
Diluted	$0.13	$0.18	$0.32	$(0.27)	$0.46	$0.18

Average shares outstanding:
Basic	274.4	274.4	274.4	274.4	274.4	274.4
Diluted	274.9	274.9	274.9	274.5	274.5	274.5

(1)	Charges excluded from “as reported” results for 2005 consists of a $50.3 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2004 are restructuring or divestiture related charges. These charges consist of $3.9 million in restructuring related costs associated with product line exits (shown in costs of products sold), $0.1 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $21.6 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and a $108.5 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	March 31,	March 31,
Assets:	2005	2004

Cash and cash equivalents	$429.8	$51.9
Accounts receivable, net	1,037.4	1,195.4
Inventories, net	1,057.0	962.3
Deferred income taxes	74.0	153.7
Prepaid expenses and other	123.3	189.6
Current assets of discontinued operations	65.0	264.2

Total Current Assets	2,786.5	2,817.1

Other assets	191.1	217.6
Property, plant and equipment, net	1,211.0	1,453.2
Goodwill, net	1,821.0	1,957.4
Deferred income taxes	13.1	57.4
Other intangibles, net	309.2	437.5
Other assets of discontinued operations	—	269.9

Total Assets	$6,331.9	$7,210.1

Liabilities and Stockholders’ Equity:
Notes payable	$18.5	$12.7
Accounts payable	629.4	632.8
Accrued compensation	83.8	76.7
Other accrued liabilities	677.6	881.3
Income taxes	—	85.1
Current portion of long-term debt	195.4	14.1
Current liabilities of discontinued operations	26.4	146.9

Total Current Liabilities	1,631.1	1,849.6

Long-term debt	2,383.8	2,870.7
Other noncurrent liabilities	583.5	576.7
Other noncurrent liabilities of discontinued operations	0.3	1.3

Stockholders’ Equity	1,733.2	1,911.8

Total Liabilities and Stockholders’ Equity	$6,331.9	$7,210.1

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Three Months Ended March 31,
	2005	2004
Operating Activities:
Net income (loss)	$36.6	$(74.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	55.6	60.9
Non-cash restructuring charges	3.2	8.9
Deferred taxes	10.8	7.3
Gain on sale of assets	(3.7)	(4.1)
Loss on discontinued businesses	49.1	104.6
Other	(3.4)	2.2
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	183.7	150.3
Inventories	(116.9)	(108.3)
Accounts payable	(29.9)	(35.6)
Discontinued operations	0.1	(12.6)
Accrued liabilities and other	(129.7)	(105.4)

Net cash provided by (used in) operating activities	$55.5	$(6.7)

Investing Activities:
Acquisitions, net	$(30.3)	$—
Expenditures for property, plant and equipment	(23.1)	(36.6)
Sales of business/ non-current assets and other	12.9	16.5

Net cash used in investing activities	$(40.5)	$(20.1)

Financing Activities:
Proceeds from issuance of debt	$1.9	$9.7
Payments on notes payable and long-term debt	(31.1)	(17.7)
Cash dividends	(58.0)	(57.7)
Proceeds from exercised stock options and other	—	0.9

Net cash used in financing activities	$(87.2)	$(64.8)

Exchange rate effect on cash	$(3.6)	$(0.9)

Decrease in cash and cash equivalents	(75.8)	(92.5)
Cash and cash equivalents at beginning of year	505.6	144.4

Cash and cash equivalents at end of period	$429.8	$51.9

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	For The Three Months Ended March 31,
Free Cash Flow (in millions):	2005	2004

Net cash provided by (used in) Operating Activities	$55.5	$(6.7)
Expenditures for Property, Plant & Equipment	(23.1)	(36.6)
Cash Dividends	(58.0)	(57.7)

Free Cash Flow	$(25.6)	$(101.0)

(1)	Free cash flow is defined as cash flows provided by (used in) operating activities less cash expenditures for property, plant and equipment and cash dividends.

Newell Rubbermaid Inc. Financial Worksheet
(in millions)

	2005					2004
		Excluding Charges					Excluding Charges
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
				Ex					Ex
	Net	Reported	Excluded	Charges	Operating	Net	Reported	Excluded	Charges	Operating	Net Sales		Operating Income
	Sales	OI	Charges	OI	Margin	Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning & Organization	$341.1	$15.4	$—	$15.4	4.5%	$405.9	$17.4	$3.4	$20.8	5.1%	$(64.8)	(16.0)%	$(5.4)	(26.0)%
Office Products	332.8	33.5	—	33.5	10.1%	332.8	31.8	—	31.8	9.6%	—	0.0%	1.7	5.3%
Tools & Hardware	276.4	26.7	—	26.7	9.7%	274.3	43.0	—	43.0	15.7%	2.1	0.8%	(16.3)	(37.9)%
Home Fashions	198.3	(4.5)	—	(4.5)	(2.3%)	226.8	3.9	0.6	4.5	2.0%	(28.5)	(12.6)%	(9.0)	(200.0)%
Other	245.0	13.3	—	13.3	5.4%	251.0	15.9	—	15.9	6.3%	(6.0)	(2.4)%	(2.6)	(16.4)%
Restructuring Costs		(6.2)	—	(6.2)			(21.6)	21.6	—				(6.2)
Corporate		(9.5)	—	(9.5)			(7.4)	—	(7.4)				(2.1)	28.4%

Total	$1,393.6	$68.7	$—	$68.7	4.9%	$1,490.8	$83.0	$25.6	$108.6	7.3%	$(97.2)	(6.5)%	$(39.9)	(36.7)%

Core businesses	1,393.6	68.7	—	68.7	4.9%	1,490.8	83.0	25.6	108.6	7.3%	(97.2)	(6.5)%	(39.9)	(36.7)%
Acquisitions/Divestitures	—	—	—	—		—	—	—	—		—	—	—	—

Total	$1,393.6	$68.7	$—	$68.7	4.9%	$1,490.8	$83.0	$25.6	$108.6	7.3%	$(97.2)	(6.5)%	$(39.9)	(36.7)%

(1)	Excludes restructuring related charges.

Newell Rubbermaid
Three Months Ended March 31, 2005
(in millions)

     Currency Analysis

					Year-over-year
By Segment	2005			2004	Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
Cleaning & Organization	$341.1	$(4.4)	$336.7	$405.9	(17.0)%	(16.0)%	1.1%
Office Products	332.8	(6.3)	326.5	332.8	(1.9)%	0.0%	1.9%
Tools & Hardware	276.4	(4.2)	272.2	274.3	(0.8)%	0.8%	1.5%
Home Fashions	198.3	(6.8)	191.5	226.8	(15.6)%	(12.6)%	3.0%
Other	245.0	(2.1)	242.9	251.0	(3.2)%	(2.4)%	0.8%

Total Company	$1,393.6	$(23.8)	$1,369.8	$1,490.8	(8.1)%	(6.5)%	1.6%

By Geography
United States	$954.7	$—	$954.7	$1,031.5	(7.4)%	(7.4)%	0.0%
Canada	72.2	(5.2)	67.0	73.7	(9.1)%	(2.0)%	7.1%

North America	1,026.9	(5.2)	1,021.7	1,105.2	(7.6)%	(7.1)%	0.5%
Europe	288.1	(17.0)	271.1	306.6	(11.6)%	(6.0)%	5.5%
Central & South America	41.5	(0.6)	40.9	42.2	(3.1)%	(1.7)%	1.4%
All Other	37.1	(1.0)	36.1	36.8	(1.9)%	0.8%	2.7%

Total Company	$1,393.6	$(23.8)	$1,369.8	$1,490.8	(8.1)%	(6.5)%	1.6%